Exhibit (2)(i)

                      CERTIFICATE OF EXCHANGE OF SHARES OF
         CENTRAL HUDSON GAS & ELECTRIC CORPORATION, SUBJECT CORPORATION,
                                  FOR SHARES OF
                  CH ENERGY GROUP, INC., ACQUIRING CORPORATION,
                UNDER SECTION 913 OF THE BUSINESS CORPORATION LAW
                            OF THE STATE OF NEW YORK


1. The name of the acquiring corporation is "CH Energy Group, Inc." ("Acquiring Corporation").

2. The name of the subject corporation is Central Hudson Gas & Electric Corporation ("Subject Corporation").

3. Acquiring Corporation has outstanding 100 shares of Common Stock, par value $.10 per share.

4. Subject Corporation has outstanding 16,862,087 shares of Common Stock par value $5.00 per share. The shares of such Common Stock are entitled to one vote per share, voting together as a single class. Subject Corporation, in addition, has outstanding the following classes of preferred stock, which are not entitled to a vote except under certain limited circumstances as specified in Subject Corporation's Restated Certificate of Incorporation, as amended:

         70,300 shares, 4 1/2% Cumulative Preferred Stock
         20,000 shares, 4.75% Cumulative Preferred Stock
         60,000 shares, Cumulative Preferred Stock, Series D
         60,000 shares, 4.96% Cumulative Preferred Stock, Series E 200,000 shares, 6.20% Redeemable Cumulative Preferred Stock 150,000 shares, 6.80% Redeemable Cumulative Preferred Stock

5.       The effective date of this exchange will be December 15, 1999.

6. The Certificate of Incorporation of Acquiring Corporation was filed in the office of the Secretary of State of the State of New York on April 27, 1998. The Restated Certificate of Incorporation of Acquiring Corporation was filed in the Office of the Secretary of State of the State of New York on October 20, 1998.

7. The Certificate of Consolidation (Certificate of Incorporation) of Subject Corporation was filed in the office of the Secretary of State of the State of New York on December 31, 1926. The Restated Certificate of Incorporation of Subject Corporation was filed in the office of the Secretary of the State of the State of New York on August 14, 1989, and amendments thereto were filed in the office of the Secretary of State of the State of New York on April 5, 1990 and October 19, 1993.

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

8. Acquiring Corporation is to acquire all of the outstanding shares of Subject Corporation's Common Stock, through the exchange of each share of Subject Corporation's Common Stock, other than shares held in its treasury and other than shares held by any subsidiary of Subject Corporation, for one share of Acquiring Corporation's Common Stock. Subject Corporation's outstanding series of preferred stock, set forth above, will remain outstanding and are not subject to any exchange.

9. The exchange was authorized by resolution of the Board of Directors of Acquiring Corporation adopted on April 24, 1998, and by resolution of the Board of Directors of Subject Corporation adopted on March 27, 1998.

10. The exchange was authorized by the affirmative vote of 2/3 of the outstanding shares of the Common Stock of Subject Corporation voting together as a class on September 25, 1998, pursuant to a notice dated July 31, 1998.

            IN WITNESS WHEREOF, we have signed and verified this Certificate this 30th day of November, 1999, and affirm the statements made herein as true under the penalties of perjury.

On behalf of:  CH Energy Group, Inc.


     /s/ PAUL J. GANCI
-----------------------------------------
Chairman of the Board, President
  and Chief Executive Officer


     /s/ GLADYS L. COOPER
-----------------------------------------
Corporate Secretary


On behalf of: Central Hudson Gas &
  Electric Corporation



     /s/ CARL E. MEYER
-----------------------------------------
President and Chief Operating Officer


     /s/ GLADYS L. COOPER
-----------------------------------------
Corporate Secretary


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

STATE OF NEW YORK
PUBLIC SERVICE COMMISSION


Albany, New York on December 3, 1999

CASE 96-E-0909    -     In the Matter of Central Hudson Gas &
                        Electric Corporation's Plans for Electric
                        Rate/Restructuring Pursuant to Opinion No. 96-12.


           The Public Service Commission hereby consents to and approves this CERTIFICATE OF EXCHANGE OF SHARES OF CENTRAL HUDSON GAS & ELECTRIC CORPORATION, SUBJECT CORPORATION, FOR SHARES OF CH ENERGY GROUP, INC., ACQUIRING CORPORATION, under Section 913 of the Business Corporation Law of the State of New York, executed December 3, 1999 in this proceeding in accordance with the orders of the Public Service Commission dated February 19 and June 30, 1998.

                                      By the Commission,

                                       /s/ Debra Renner

                                       DEBRA RENNER
                                       Acting Secretary